          As filed with the Securities and Exchange Commission on March 21, 1997
                                                     Registration No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                               FORM S-8 AND S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           ------------------------

                                COMPURAD, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           ------------------------

       DELAWARE                                           86-0710268
       --------                                           ----------
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)


                             1350 NORTH KOLB ROAD
                               TUCSON, AZ 85715
                                (520) 298-1000

             (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           ------------------------

                               STOCK OPTION PLAN
                                1996 STOCK PLAN
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLE OF THE PLAN)

                           ------------------------

                             PHILLIP BERMAN, M.D.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                COMPURAD, INC.
                             1350 NORTH KOLB ROAD
                               TUCSON, AZ 85715
                                (520) 298-1000
          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           ------------------------

                                   Copy to:
                               DAVID SEGRE, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                (415) 493-9300

                           ------------------------

     Approximate date of commencement of proposed sale to the public: as soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plan, please check the following line: __________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend
or interest reinvestment plans, check the following line:    X
                                                         _________

                        CALCULATION OF REGISTRATION FEE

==========================================================================================
                                                PROPOSED       PROPOSED
      TITLE OF               MAXIMUM            MAXIMUM        MAXIMUM
     SECURITIES               AMOUNT            OFFERING      AGGREGATE      AMOUNT OF
       TO BE                  TO BE            PRICE PER       OFFERING      REGISTRATION
     REGISTERED             REGISTERED           SHARE          PRICE             FEE
------------------------------------------------------------------------------------------
Common Stock
  $0.01 par value...        167,310 shares(1)  $0.006667(2)  $    1,116(3)    $    0.34
Common Stock,
  $0.01 par value...        400,000 shares(4)  $6.53125 (5)  $2,612,500.00    $  791.67

Common Stock,
  $0.01 par value...        100,000 shares(6)  $5.55156 (7)  $  555,156.00    $  168.23

Common Stock,
  $0.01 par value...        712,500 shares(8)  $6.53125 (9)  $4,653,515.63    $ 1410.16
                          _________                           ___________     ___________
      TOTAL:              1,379,810 shares             __    $7,822,287.63    $2,370.40
==========================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into four sub-totals. This sub-total represents the sum of shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued under the Stock Option Plan adopted by the Board and approved by the shareholders in 1994.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based on the average exercise price (rounded to nearest cent) at which the options outstanding whose exercise will result in the issuance of the shares being registered may be exercised.

(3) Calculated in accordance with Rule 457(h) based on the aggregate exercise price for all presently outstanding options described in note 1 above.

(4) This sub-total represents the total number of shares reserved for issuance under the 1996 Stock Plan as of the date of this Registration Statement.

(5) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq SmallCap Market on March 19, 1997.

(6) This sub-total represents the number of shares authorized to be issued under the 1996 Employee Stock Purchase Plan.

(7) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported on the Nasdaq SmallCap Market on March 19, 1997 because the price at which the shares will be issued in the future is not currently determinable, pursuant to the 1996 Employee Stock Purchase Plan, which plan is incorporated by reference herein.

(8) This sub-total represents the number of shares previously issued to employees that are to be registered and offered by the Selling Stockholders.

(9) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq SmallCap Market on March 19, 1997.

================================================================================

PROSPECTUS
----------



                                 COMPURAD, INC.

                                  712,500 Shares

                          Common Stock, $.01 par value

                       ___________________________________

      This Prospectus relates to 712,500 shares (the "Shares") of the Common Stock, $.01 par value ("Common Stock"), of CompuRAD, Inc. (the "Company"), a Delaware corporation, which may be offered from time to time by certain stockholders listed on the Selling Stockholders table (the "Selling Stockholders") for their own benefit. It is anticipated that the Selling Stockholders will offer the Shares for sale at prevailing prices in the over-the-counter market on the date of sale. The Company will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders. None of the Shares offered pursuant to this Prospectus has been registered prior to the filing of the Registration Statement of which this Prospectus is a part.

                       __________________________________

      The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

      The Common Stock of the Company is traded in the over-the-counter market. On March 19, 1997, the closing price of the Company's Common Stock, as reported by The Nasdaq SmallCap Market in The Wall Street Journal, was $6.50
                                          -----------------------
(Nasdaq Symbol:  COMD).

     THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                       __________________________________


           The date of this Prospectus is March 21, 1997.

      No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                       __________________________________

      The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to the Chief Financial Officer, CompuRAD, Inc., 1350 North Kolb Road, Tucson, AZ 85715. The Company's telephone number at that location is (520) 298-1000.

   Except for the person set forth in the foregoing paragraph, the Company has not authorized any person to give any information or make any representations, other than those contained in this Prospectus, in connection with the Shares.
If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

                       __________________________________

      The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith shall file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, Washington, D.C. 20549, at prescribed rates. Information, as of particular dates, concerning directors and officers of the Company, their remuneration, options granted to them, the principal holders of securities of the Company, and any material interest of such persons in transactions with the Company will be disclosed in the proxy statements to be distributed to stockholders of the Company and filed with the Commission.

                                 COMPURAD, INC.

                                  THE COMPANY

      CompuRAD, Inc. was incorporated in Arizona in 1992 under the name CompuMED, Inc.and merged with and into CompuMED Teleradiology, a Delaware corporation, in January 1996. It subsequently changed its name to CompuRAD, Inc. in February 1996. Its principal executive offices are located at 1350 North Kolb Road, Tucson, AZ 85715 and its telephone number at that address is
(520) 298-1000. The Common Stock of the Company is traded on the NASDAQ SmallCap Market System and is quoted under the symbol COMD.


                              SELLING STOCKHOLDERS

      The following table shows the names of the Selling Stockholders and the number of shares of Common Stock (the "Shares") to be sold by them pursuant to this Prospectus:


               NAME                              NUMBER OF SHARES
------------------------------------          ----------------------
Phillip Berman......................                  150,000
Cary Cole...........................                  150,000
Harold Cole.........................                   75,000
Kevin Donovan.......................                   37,500
Ronald Michaels.....................                  150,000
Henky Wibowo........................                  150,000
                                                      -------
   Total:                                             712,500



      As of March 19, 1997, and prior to this offering, Mr. Phillip Berman, President of the Company, was the indirect beneficial owner of 517,500 shares of Common Stock, equal to approximately 13.41% of the out standing Common Stock of the Company. Mr. Berman also holds an option to purchase 2,500 shares of Common Stock. Up to a total of 150,000 shares presently owned by Mr. Berman may be sold by Mr. Berman pursuant to this Prospectus.

      As of March 19, 1997, and prior to this offering, Mr. Cary Cole, officer of the Company, was the indirect beneficial owner of 490,500 shares of Common Stock, equal to approximately 12.71% of the outstanding Common Stock of the Company. Mr. Cole also holds an option to purchase 2,000 shares of Common Stock. Up to a total of 150,000 shares presently owned by Mr. Cole may be sold by Mr. Cole pursuant to this Prospectus.

      As of March 19, 1997, and prior to this offering, Mr. Harold Cole owned 75,000 shares of Common Stock, equal to approximately 1.94% of the outstanding Common Stock of the Company. Up to a total of 75,000 shares presently owned by Mr. Cole may be sold by Mr. Cole pursuant to this Prospectus.

      As of March 19, 1997, and prior to this offering, Mr. Kevin Donovan, an officer of the Company, owned 89,600 shares of Common Stock, equal to approximately 2.32% of the outstanding Common Stock of the Company. Mr. Donovan also holds an option to purchase 1,000 shares of Common Stock. Up to a total of 37,500 shares presently owned by Mr. Donovan may be sold by Mr. Donovan pursuant to this Prospectus.

      As of March 19, 1997, and prior to this offering, Mr. Ronald Michaels, an officer of the Company, owned 150,000 shares of Common Stock, equal to approximately 3.89% of the outstanding Common Stock of the

Company. Mr. Michaels also holds an option to purchase 2,000 shares of Common Stock. Up to a total of 150,000 shares presently owned by Mr. Michaels may be sold by Mr. Michaels pursuant to this Prospectus.

      As of March 19 1997, and prior to this offering, Mr. Henky Wibowo, an officer of the Company, owned 517,500 shares of Common Stock, equal to approximately 13.41% of the outstanding Common Stock of the Company. Mr. Wibowo also holds an option to purchase 2,000 shares of Common Stock. Up to a total of 150,000 shares presently owned by Mr. Wibowo may be sold by Mr. Wibowo pursuant to this Prospectus.


                              PLAN OF DISTRIBUTION

      The Company has been advised by the Selling Stockholders that they intend to sell all or a portion of the shares offered hereby from time to time in the over-the-counter market and that sales will be made at prices prevailing at the times of such sales. The Selling Stockholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

      Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholders (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Stockholders. Broker-dealers may agree with the Selling Stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

      The Company has advised the Selling Stockholders that the anti-manipulative Rules 10b-6 and 10b-7 under the Exchange Act may apply to sales in the market, has furnished the Selling Stockholders with a copy of these Rules and has informed them of the possible need for delivery of copies of this Prospectus. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

      Upon the Company's being notified by the Selling Stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a cross or block trade, the Company may, in its discretion, file a supplemental prospectus under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold by the Selling Stockholders, the commissions paid or discounts or concessions allowed by the Selling Stockholders to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

      Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

      There can be no assurances that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereunder.


                            SECURITIES TO BE OFFERED

      The Shares offered hereby are shares of Common Stock, $.01 par value, of the Company. Each share of such Common Stock entitles the holder to one vote on matters submitted to a vote of the stockholders (cumulative voting may not be invoked in connection with the election of directors). Subject to preferences that may be applicable to any Preferred Stock outstanding at the time, holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of the Company's liabilities and the liquidation preference, if any, of any outstanding shares of Preferred Stock. Holders of Common Stock have no preemptive rights and no rights to convert their Common Stock into any other securities, and there are no redemption provisions with respect to such shares. All of the outstanding shares of Common Stock are fully paid and non-assessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future. While the Board of Directors has authority, within certain limitations, to issue shares of Preferred Stock which would have one or more preferences over the Common Stock, no Preferred Stock is currently outstanding and the Company has no present plans to issue any Preferred Stock.

                     INFORMATION INCORPORATED BY REFERENCE

   There are hereby incorporated by reference into this Registration Statement and into the Prospectus relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

   1. The Company's Registration Statement on Form SB-2 (File No. 333-5296-LA) under the Securities Act of 1933, in the form declared effective on August 27, 1996.

   2. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on August 7, 1996 filed pursuant to Section 12 of the Securities Exchange Act of 1934.

   3. The Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1996.

   4. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

                                 LEGAL MATTERS

      Counsel for the Company, Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304-1050, has rendered an opinion to the effect that the Common Stock offered hereby is duly and validly issued, fully paid and nonassessable.

PROSPECTUS
----------


                                 COMPURAD, INC.
                        --------------------------------

                               STOCK OPTION PLAN
                        --------------------------------



     This Prospectus relates to shares of Common Stock (the "Common Stock") of CompuRad, Inc. (the "Company") offered to key employees and other persons affiliated with the Company pursuant to options granted under the Company's Stock Option Plan (the "Option Plan"). The terms and conditions of grants made pursuant to the Option Plan, including the prices of the shares of Common Stock, are governed by the provisions of the Option Plan and the agreements thereunder.

                          ---------------------------


            THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED.

                          ---------------------------


     The Company's executive offices are located at 1350 North Kolb, Tucson, Arizona, 85715 and its telephone number at that location is (520) 298-1000.



                 The date of this Prospectus is March 21, 1997

          This Prospectus contains information concerning the Company and the Option Plan but does not contain all the information set forth in the Registration Statement on Form S-8 and S-3 for the Option Plan which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement, including the exhibits thereto, may be inspected at the Commission's office in Washington, D.C.

          The Company will undertake to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, (i) a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents, and (ii) a copy of any other documents required to be delivered to optionees under the Option Plan pursuant to Rule 428(b) under the Securities Act, including the Company's most recent Annual Report to Stockholders, proxy statement and other communications distributed to its stockholders generally. Requests for such copies and requests for additional information about the Option Plan and its administrator should be directed to the Chief Financial Officer, CompuRad, Inc.,1350 North Kolb, Tucson, Arizona, 85715. The Company's telephone number is (520) 298-1000.

          Except for the person set forth in the foregoing paragraph, the Company has not authorized any person to give any information or make any representations, other than those contained in this Prospectus, in connection with the Option Plan. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

                          QUESTIONS AND ANSWERS ABOUT

                               THE COMPURAD, INC.

                               STOCK OPTION PLAN


WHAT IS THE STOCK OPTION PLAN?

          The Company's Stock Option Plan, (the "Option Plan") was adopted by the Board of Directors and approved by shareholders in 1994 to enable key employees and other persons affiliated with the Company or any parent or subsidiary to own stock in the Company. The Company has reserved 500,000 pre-split shares of Common Stock for issuance under the Option Plan.

          The Option Plan is not a qualified deferred compensation plan under 401(a) of the Code nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974. (The Option Plan will expire by its own terms in the year 2004, unless terminated sooner by the Board of Directors of the Company.)


WHAT TYPES OF GRANTS ARE PERMITTED UNDER THE OPTION PLAN?

          The Option Plan permits the Company to grant Nonstatutory Stock Options (NSOs). This grant is described below. The "Tax Information" section summarizes the tax treatment of this grant.


WHO ADMINISTERS THE OPTION PLAN?

          The Board of Directors (the "Board") of the Company administers the
Option Plan.   Members of the Board generally are elected for three-year terms but can be removed from office for "cause" upon a sufficient vote of the shareholders.

          The Board has final authority to interpret any provision of the Option Plan or any grant made under the Option Plan.


WHO IS ELIGIBLE TO PARTICIPATE IN THE OPTION PLAN?

          Employees, directors and consultants of the Company or any parent or subsidiary of the Company are eligible to receive NSOs.

WHO SELECTS THE EMPLOYEES AND CONSULTANTS WHO RECEIVE GRANTS?

          The Board selects the employees, directors and consultants who receive options under the Option Plan, and, subject to the provisions of the Option Plan, determines the terms of each option and right and the number of shares subject to each option and right.


WHAT IS A STOCK OPTION?

          An option is a right to buy stock in the future at a predetermined price. NSOs are options that do not qualify for preferred tax treatment under
Section 422 of the Code.

          The Board determines the term of each option and the time each option may be exercised. However, the term of an option may not exceed fifteen years from the date of grant.

          The exercise price of an option shall be the net book value of a share of the Company's Common Stock on the date of grant.

          If an optionee terminates his or her employment or consulting relationship for any reason, his or her option may be exercised to the extent it was exercisable on the date of such termination for a period of time determined by the Board at the time the option is granted. In the case of a termination other than for disability or death, the period for exercise of an option following termination generally will be three months. In the case of a termination for disability or death, the period for exercise following termination generally will be twelve months. In no event may an option be exercised after the expiration of the original term of the option.

          The Board determines how an optionee may pay the exercise price of an option. The Option Plan specifically states that a check is an acceptable form of consideration.


WHAT TERMS APPLY TO ALL AWARDS?

          Written Agreements. Awards granted under the Option Plan are evidenced
          ------------------
by a written agreement between the Company and the employee or consultant to whom the award is granted.

          Rule 16b-3. Awards granted to persons subject to Section 16 Insiders
          ----------
are subject to any additional applicable restrictions of Rule 16b-3. See "Additional Considerations Applicable to Section 16 Insiders."

          Non-transferability of Options. Awards granted under the Option Plan
          ------------------------------
are non-transferable by the participant, other than by will, the laws of descent and distribution, or by transfers approved in advance by formal resolution of the Board of Directors of the Company, and may be exercised during the lifetime of the participant only by him or her, his approved assignee or legal representative.

          Adjustment on Changes in Capitalization. In the event any change, such
          ---------------------------------------
as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of issued shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment will be made in the price of each option and in the number of shares subject to each option. In the event of a proposed dissolution, liquidation, merger or combination in which the Company is not a surviving corporation, all outstanding options will automatically terminate thirty days after the effective date of such dissolution, liquidation, merger, or combination. Within said thirty day period, the optionee may exercise his option in whole or in part, to the extent that it shall not have been previously exercised.

          Amendment and Termination. The Board of Directors may amend, alter, or
          -------------------------
discontinue the Option Plan at any time, but such amendment, alteration, or discontinuation may not adversely affect any outstanding option or stock issuance unless mutually agreed otherwise between the optionee and the Administrator, which agreement must be in writing and signed by the optionee and the Company. To the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation), the Company must obtain stockholder approval of certain amendments to the Option Plan in the manner and to the degree required by such laws and regulations.


ADDITIONAL CONSIDERATIONS FOR "AFFILIATES" OF THE COMPANY

          Certain officers and directors of the Company are considered "affiliates" of the Company, as that term is defined in Rule 144(a) under the Securities Act. Affiliates may resell Common Stock subject to the restrictions of Rule 144 or pursuant to an effective registration statement. Rule 144 requires that resales by affiliates satisfy the following conditions: (1) the resale must be made through a broker in an unsolicited "broker's transaction" or in a direct transaction with a "market maker," as those terms are defined under the Exchange Act; (2) certain information about the Company must be publicly available; (3) the amount of Common Stock sold in any three-month period must not exceed the limits of Rule 144(e); and, if applicable, a Form 144 must be timely filed with the Securities and Exchange Commission. If the resale is pursuant to a registration statement, it may not be made in reliance on the registration statement on Form S-8 filed in connection with the issuance of the shares described in this prospectus.

                                TAX INFORMATION

          The following is a brief summary of the effect of U.S. federal income tax laws upon options granted under the Option Plan based on U.S. federal securities and income tax laws in effect on January 1, 1997.

          THIS SUMMARY IS NOT INTENDED TO BE EXHAUSTIVE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF ANY INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE. AN OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAXATION OF THESE OPTIONS.

          Nonstatutory Stock Options.  With respect to NSOs:  (i) no income is
          --------------------------
recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee at the time of grant, any income recognized upon exercise of an NSO will constitute wages for which withholding will be required.

          ADDITIONAL CONSIDERATIONS APPLICABLE TO SECTION 16 INSIDERS

          In certain circumstances, where the participant is an officer (as that term is used in Section 16 of the Exchange Act), director or beneficial owner of more than 10% of the Common Stock of the Company, the date upon which tax liability is incurred with respect to grants under the Option Plan may be deferred unless the optionee or right holder files an election with the Internal Revenue Service under Section 83(b) of the Code. All Section 16 Insiders are advised to consult with their personal tax advisors regarding the tax consequences of exercising options or rights under the Option Plan and the advisability of filing an election under Section 83(b) of the Code. In addition, all Section 16 Insiders are advised to consult with the Company's general counsel and with their own personal advisors regarding reporting and liability under Section 16 with respect to their transactions under the Option Plan.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents and information heretofore filed by the Company with the Securities and Exchange Commission are hereby incorporated by reference:


          (a) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996, filed pursuant to Section 13 of the Exchange Act.

          (b) The Company's Final Prospectus filed as part of a Registration Statement on Form SB-2 (Reg. No. 333-5296-LA) which became effective on August 27, 1996.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on August 7, 1996.

          (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

PROSPECTUS
----------


                                 COMPURAD, INC.
                        --------------------------------

                                1996 STOCK PLAN
                        --------------------------------



     This Prospectus relates to shares of Common Stock (the "Common Stock") of CompuRAD, Inc. (the "Company") offered to employees and consultants of the Company pursuant to options and rights to purchase stock granted under the Company's 1996 Stock Plan (the "1996 Plan"). The terms and conditions of grants made pursuant to the 1996 Plan, including the prices of the shares of Common Stock, are governed by the provisions of the 1996 Plan and the agreements thereunder.

                          ---------------------------


            THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED.

                          ---------------------------


     The Company's executive offices are located at 1350 North Kolb, Tucson, Arizona, 85715 and its telephone number at that location is (520) 298-1000.



                 The date of this Prospectus is March 21, 1997

     This Prospectus contains information concerning the Company and the 1996 Plan but does not contain all the information set forth in the Registration Statement on Form S-8 and S-3 for the 1996 Plan which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement, including the exhibits thereto, may be inspected at the Commission's office in Washington, D.C.

     The Company will undertake to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, (i) a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents, and (ii) a copy of any other documents required to be delivered to optionees under the 1996 Plan pursuant to Rule 428(b) under the Securities Act, including the Com pany's most recent Annual Report to Stockholders, proxy statement and other communications distributed to its stockholders generally. Requests for such copies and requests for additional information about the 1996 Plan and its administrator should be directed to the Chief Financial Officer, CompuRAD, Inc.,1350 North Kolb, Tucson, Arizona, 85715. The Company's telephone number is (520) 298-1000.

     Except for the person set forth in the foregoing paragraph, the Company has not authorized any person to give any information or make any representations, other than those contained in this Prospectus, in connection with the 1996 Plan. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

                          QUESTIONS AND ANSWERS ABOUT

                               THE COMPURAD, INC.

                                1996 STOCK PLAN


WHAT IS THE 1996 STOCK PLAN?

          The Company's 1996 Stock Plan, (the "1996 Plan") was adopted by the Board of Directors and approved by shareholders in 1996 to enable employees and consultants of the Company or any parent or subsidiary to own stock in the Company and to take advantage of the tax benefits allowed by the Internal Revenue Code to employer stock option plans. The Company has reserved 400,000 shares of Common Stock for issuance under the 1996 Plan.

          The 1996 Plan is not a qualified deferred compensation plan under 401(a) of the Code nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974. (The 1996 Plan will expire by its own terms in the year 2006, unless terminated sooner by the Board of Directors of the Company.)


WHAT TYPES OF GRANTS ARE PERMITTED UNDER THE 1996 PLAN?

          The 1996 Plan permits the Company to grant Incentive Stock Options
(ISOs), Nonstatutory Stock Options (NSOs) and Rights to Purchase Stock. These grants are described below. The "Tax Information" section summarizes the tax treatment of each of these grants.


WHO ADMINISTERS THE 1996 PLAN?

          A compensation committee composed of directors (the "Committee") appointed by the Board of Directors (the "Board") of the Company administers the
1996 Plan.   Members of the Board generally are elected for three-year terms but can be removed from office for "cause" upon a sufficient vote of the shareholders.

          The Committee has final authority to interpret any provision of the 1996 Plan or any grant made under the 1996 Plan.


WHO IS ELIGIBLE TO PARTICIPATE IN THE 1996 PLAN?

          Employees, directors and consultants of the Company or any parent or subsidiary of the Company are eligible to receive NSOs and Rights to Purchase Stock.

          Only employees of the Company or any parent or subsidiary of the Company are eligible to receive ISOs.

WHO SELECTS THE EMPLOYEES AND CONSULTANTS WHO RECEIVE GRANTS?

          The Committee selects the employees, directors and consultants who receive options and rights to purchase stock under the 1996 Plan, and, subject to the provisions of the 1996 Plan, determines the terms of each option and right and the number of shares subject to each option and right.


WHAT IS A STOCK OPTION?

          An option is a right to buy stock in the future at a predetermined price. ISOs are options that qualify for preferred tax treatment under Section 422 of the Code. NSOs are options that do not qualify as ISOs.

          The Committee determines the term of each option and the time each option may be exercised. However, the term of an option may not exceed ten years from the date of grant.

          The Committee also determines the option exercise price. However, the exercise price of an ISO may not be less than the fair market value of the Common Stock on the date of grant. Under certain circumstances, the exercise price of an ISO may not be less than 110% of the fair market value on the date of grant.

          If an optionee terminates his or her employment or consulting relationship for any reason, his or her option may be exercised to the extent it was exercisable on the date of such termination for a period of time determined by the Committee at the time the option is granted. In the case of a termination other than for disability or death, the period for exercise of an option following termination generally will be three months. In the case of a termination for disability or death, the period for exercise following termination generally will be twelve months. In no event may an option be exercised after the expiration of the original term of the option.

          The Committee determines how an optionee may pay the exercise price of an option. The 1996 Plan specifically states that the following are acceptable forms of consideration: cash, check, promissory note, certain other shares of Common Stock, "cashless exercise", a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law or any combination thereof.

          The Committee may at any time offer to buy out, for a payment in cash, promissory note or Common Stock of the Company, any outstanding option, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time such offer is made.

WHAT IS A RIGHT TO PURCHASE STOCK?

          A right to purchase stock is a right to buy Common Stock of the Company. The terms and conditions under which stock may be purchased pursuant to a right to purchase stock are determined by the Committee. Upon the grant of a right to purchase stock, the Company may retain the right to repurchase the Common Stock at its original purchase price if the employment relationship, directorship or consulting relationship of the grantee is terminated. The repurchase right shall lapse at a rate determined by the Committee.


WHAT TERMS APPLY TO ALL AWARDS?

          Written Agreements. Awards granted under the 1996 Plan are evidenced
          ------------------
by a written agreement between the Company and the employee or consultant to whom the award is granted.

          Rule 16b-3. Awards granted to persons subject to Section 16 Insiders
          ----------
are subject to any additional applicable restrictions of Rule 16b-3. See "Additional Considerations Applicable to Section 16 Insiders."

          Non-transferability of Options. Awards granted under the 1996 Plan are
          ------------------------------
non-transferable by the participant, other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the participant only by him or her.

          Adjustment on Changes in Capitalization. In the event any change, such
          ---------------------------------------
as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of issued shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment will be made in the price of each option and right and in the number of shares subject to each option and right. In the event of a proposed dissolution or liquidation of the Company, all outstanding options and rights will automatically terminate immediately prior to the consummation of such proposed action.

          Effect of Acquisition of the Company. In the event of the merger of
          ------------------------------------
the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option and stock purchase right may be assumed or substituted for by the successor corporation (or a parent or subsidiary of the successor corporation). If the successor does not assume or substitute for the outstanding options or stock purchase right, the optionee shall fully vest in and have the right to exercise the option or stock purchase right as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable. If an option or stock purchase right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the optionee in writing or electronically that the option or stock purchase right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the option or stock purchase right shall terminate upon the expiration of such period. For the purposes of this paragraph, the option or stock purchase right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each share of optioned stock subject to the option or stock purchase right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the option or stock purchase right, for each share of optioned stock subject to the option or stock purchase right, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          Amendment and Termination.  The Board of Directors may amend, alter,
          -------------------------
suspend or discontinue the 1996 Plan at any time, but such amendment, alteration, suspension or discontinuation may not adversely affect any outstanding option or stock issuance unless mutually agreed otherwise between the optionee and the Administrator, which agreement must be in writing and signed by the optionee and the Company. To the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation), the Company must obtain stockholder approval of certain amendments to the 1996 Plan in the manner and to the degree required by such laws and regulations.


ADDITIONAL CONSIDERATIONS FOR "AFFILIATES" OF THE COMPANY

          Certain officers and directors of the Company are considered "affiliates" of the Company, as that term is defined in Rule 144(a) under the Securities Act. Affiliates may resell Common Stock subject to the restrictions of Rule 144 or pursuant to an effective registration statement. Rule 144 requires that resales by affiliates satisfy the following conditions: (1) the resale must be made through a broker in an unsolicited "broker's transaction" or in a direct transaction with a "market maker," as those terms are defined under the Exchange Act; (2) certain information about the Company must be publicly available; (3) the amount of Common Stock sold in any three-month period must not exceed the limits of Rule 144(e); and, if applicable, a Form 144 must be timely filed with the Securities and Exchange Commission. If the resale is pursuant to a registration statement, it may not be made in reliance on the registration statement on Form S-8 filed in connection with the issuance of the shares described in this prospectus.

                                TAX INFORMATION

     The following is a brief summary of the effect of U.S. federal income tax laws upon options and rights to purchase stock granted under the 1996 Plan based on U.S. federal securities and income tax laws in effect on January 1, 1997.

     THIS SUMMARY IS NOT INTENDED TO BE EXHAUSTIVE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF ANY INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH AN OPTIONEE MAY RESIDE. AN OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAXATION OF THESE OPTIONS.

     Incentive Stock Options.  No taxable income is recognized by the optionee
     -----------------------
upon the grant or exercise of an ISO (unless the alternative minimum tax rules apply). If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the issuance of such shares to the optionee, then (i) upon the resale of such shares, any amount realized in excess of the option exercise price will be treated as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Company for federal income tax purposes.

     If Common Stock acquired upon the exercise of an ISO is disposed of before the expiration of either holding period described above, generally (i) the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price paid for such shares, and (ii) the Company is entitled to a tax deduction in the same amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. Different rules may apply if shares are purchased by an optionee who is also a Section 16 Insider. For the rules that apply to Section 16 Insiders with respect to any grants made under the 1996 Plan, see the discussion below under "Additional Considerations Applicable to Section 16 Insiders."

     If an option designated as an ISO first becomes exercisable in any calendar year for shares whose aggregate fair market value exceeds $100,000, such excess shares will be treated for income tax purposes as purchased on exercise of an NSO. For purposes of this rule, (1) all ISOs granted by the Company to an optionee are aggregated, (2) the fair market value of an option share is its value on the date of grant of the option, and (3) options are taken into account in the order in which they are granted.

     Alternative Minimum Tax.  The exercise of an ISO granted under the 1996
     -----------------------
Plan may subject the optionee to the alternative minimum tax ("AMT") under
Section 55 of the Code. In computing alternative minimum taxable income, shares purchased upon exercise of an ISO are treated as if they had been acquired by the optionee pursuant to an NSO. This may be particularly significant if shares subject to a repurchase option of the Company are purchased upon exercise of an ISO or if the optionee is subject to Section 16(b) of the Exchange Act. See "Nonstatutory Stock Options," above. Under certain circumstances, an optionee may affect the timing and measurement of AMT by filing an election with the Internal Revenue Service under Section 83(b) within 30 days after the date of exercise of an ISO. Accordingly, an optionee should consult his or her own tax advisor prior to exer cising an ISO concerning the advisability of filing an election under Section 83(b) of the Code for alternative minimum tax purposes.

     If an optionee pays AMT in excess of his or her regular tax liability, the amount of such AMT relating to ISOs may be carried forward as a credit against any subsequent years' regular tax in excess of the AMT.

     Nonstatutory Stock Options.  With respect to NSOs:  (i) no income is
     --------------------------
recognized by the optionee at the time the option is granted; (ii) generally, at exercise, ordinary income is recognized by the optionee in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction in the same amount; and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. In the case of an optionee who is also an employee at the time of grant, any income recognized upon exercise of an NSO will constitute wages for which withholding will be required.

     Rights to Purchase Stock.  Generally, no income will be recognized by a
     ------------------------
recipient in connection with the grant of a right to purchase stock or the exercise of the right for unvested stock, unless an election under Section 83(b) of the Code is filed with the Internal Revenue Service within 30 days of the date of exercise of the right to purchase stock. Otherwise, as the Company's repurchase right lapses, the recipient generally recognizes compensation income in an amount equal to the difference between the fair market value of the stock at the time the Company's repurchase right lapses and the amount paid for the stock, if any. Generally, the recipient will be subject to tax consequences similar to those discussed under "Nonstatutory Stock Options." In the case of a recipient who is also an employee, any amount treated as compensation will be subject to tax withholding by the Company. The Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes ordinary income with respect to a right to purchase stock.

          ADDITIONAL CONSIDERATIONS APPLICABLE TO SECTION 16 INSIDERS

     In certain circumstances, where the participant is an officer (as that term is used in Section 16 of the Exchange Act), director or beneficial owner of more than 10% of the Common Stock of the Company, the date upon which tax liability is incurred with respect to grants under the 1996 Plan may be deferred unless the optionee or right holder files an election with the Internal Revenue Service under Section 83(b) of the Code. All Section 16 Insiders are advised to consult with their personal tax advisors regarding the tax consequences of exercising options or rights under the 1996 Plan and the advisability of filing an election under Section 83(b) of the Code. In addition, all Section 16 Insiders are advised to consult with the Company's general counsel and with their own personal advisors regarding reporting and liability under Section 16 with respect to their transactions under the 1996 Plan.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents and information heretofore filed by the Company with the Securities and Exchange Commission are hereby incorporated by reference:


     (a) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996, filed pursuant to Section 13 of the Exchange Act.

     (b) The Company's Final Prospectus filed as part of a Registration Statement on Form SB-2 (Reg. No. 333-5296-LA) which became effective on August 27, 1996.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on August 7, 1996.

     (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

PROSPECTUS
----------


                                 COMPURAD, INC.
                        --------------------------------

                       1996 EMPLOYEE STOCK PURCHASE PLAN
                        --------------------------------



     This Prospectus relates to shares of Common Stock (the "Common Stock") of CompuRAD, Inc. (the "Company") offered to employees of the Company pursuant to the Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan"). The terms and conditions of the Purchase Plan, including the prices of the shares of Common Stock, are governed by the provisions of the Purchase Plan and the agreements thereunder.

                          ---------------------------


            THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                   SECURITIES THAT HAVE BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED.

                          ---------------------------


     The Company's executive offices are located at 1350 North Kolb, Tucson, Arizona, 85715 and its telephone number at that location is (520) 298-1000.



                 The date of this Prospectus is March 21, 1997

          This Prospectus contains information concerning the Company and the Purchase Plan but does not contain all the information set forth in the Registration Statement on Form S-8 and S-3 for the Purchase Plan which the Company has filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement, including the exhibits thereto, may be inspected at the Commission's office in Washington, D.C.

         The Company will undertake to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, (i) a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents, and (ii) a copy of any other documents required to be delivered to participants in the Purchase Plan pursuant to Rule 428(b) under the Securities Act, including the Company's most recent Annual Report to Stockholders, proxy statement and other communications distributed to its stockholders generally. Requests for such copies and requests for additional information about the Purchase Plan and its administrator should be directed to the Chief Financial Officer, CompuRAD, Inc., 1350 North Kolb, Tucson, Arizona, 85715. The Company's telephone number is (520) 298-1000.

          Except for the person set forth in the foregoing paragraph, the Company has not authorized any person to give any information or make any representations, other than those contained in this Prospectus, in connection with the Purchase Plan. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

                          QUESTIONS AND ANSWERS ABOUT

                               THE COMPURAD, INC.

                       1996 EMPLOYEE STOCK PURCHASE PLAN


WHAT IS THE EMPLOYEE STOCK PURCHASE PLAN?

     The Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") provides you with the opportunity to acquire shares of common stock of the Company at a discounted price through payroll deductions.

     The Purchase Plan allows you to:

          .  Invest up to 10% of your compensation through payroll deductions.

          .  Purchase CompuRAD, Inc. common stock at a discount of 15%.

     The Purchase Plan is not a qualified deferred compensation plan under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to the provisions of the Employee Retirement Income Security Act of 1974. The Purchase Plan will continue in effect for a term of ten (10) years, unless terminated sooner by the Board of Directors. A total of 100,000 shares are reserved for issuance under the Purchase Plan.


HOW DOES THE PURCHASE PLAN WORK?

     The Purchase Plan has two offering periods each year of approximately six months, starting with the first trading days on or after January 1 and July 1 of each year, or on such date as the Board shall determine. If you are an eligible employee of the Company, you may authorize payroll deductions of up to 10% of your "compensation," as defined below. The amounts deducted are held in an account in your name and, at the end of each six-month offering period, applied to purchase shares of common stock. The purchase price will be 15% less than the fair market value on either the first day of the offering period or the last day of the offering period, whichever is lower.

     The Purchase Plan includes provisions for changes in payroll deductions, withdrawal from participation and the effect of termination of employment.

WHO IS ELIGIBLE?

     You are eligible to participate in the Purchase Plan if, at the beginning of an offering period, you are a regular employee of the Company scheduled to work at least twenty hours per week and at least five months per year.

     However, you may not participate in the Purchase Plan if, together with any shares you would otherwise be entitled to purchase under the Purchase Plan, you would own five percent (5%) or more of the outstanding stock of the Company. In addition, you may not buy more than a total of $25,000 worth of the Company's common stock (determined on the first day of the offering period) under the Purchase Plan in any one calendar year.


HOW DO I ENROLL?

     You may enroll in the Purchase Plan by completing a subscription agreement and submitting it to the Company's payroll office before the beginning of the next offering period. Your subscription agreement will remain in effect for successive offering periods until it is revised or revoked by you.


IF I DECIDE NOT TO ENROLL RIGHT NOW, WILL I HAVE ANOTHER OPPORTUNITY?

     Yes. You may enroll before any subsequent offering period during which the Purchase Plan is in effect. However, you may not enroll in an offering period after the enrollment date has passed.


HOW MUCH MAY I CONTRIBUTE?

     You may contribute through payroll deduction up to 10% of your "compensation." For this purpose, compensation means your base pay only.

     Once you have authorized the contributions, they will be deducted from your paycheck each pay period and held in an account in your name until the completion of the purchase period.


MAY I MAKE A CASH CONTRIBUTION TO THE PURCHASE PLAN IN ADDITION TO MY PAYROLL DEDUCTION?

     No.

DO I AUTOMATICALLY OWN A SHARE OF THE COMPANY'S COMMON STOCK AS SOON AS ITS COST HAS BEEN DEDUCTED FROM MY COMPENSATION?

     No. The stock is actually bought only twice a year, on the last trading day of each offering period. You must be employed by the Company on the option exercise date for the stock to be purchased for you.


WHAT PRICE WILL I PAY?

     The purchase price will be 85% of the fair market value on the first or last trading day of the offering period, whichever is lower.
                                         ------------------

     The fair market value is determined by the board as provided in the Purchase Plan, but generally is the closing sale price of the Common Stock on the applicable date.


HOW MANY SHARES CAN I BUY?

     The maximum number of shares any one employee may purchase during a single offering period is determined by dividing $12,500 by the fair market value of a share of Company stock on the first day of the offering period. If your contributions exceed the amount necessary to purchase this maximum number of shares, these excess contributions will be returned to you promptly after the end of the applicable purchase period.

     Within this limit, the number of shares purchased depends on the fair market value of the Company's Common Stock on the first and last trading day of the offering period and the total amount of your contributions by the end of the offering period. On the last day of the offering period (the option exercise date), your accumulated contributions will be used to purchase whole shares at the purchase price.

     You will not buy a fraction of a share. Any cash remaining will automatically be rolled over into the next offering period.

     Example: If the market price on the applicable date is $10.00, then 85% of that price is $8.50. If your payroll deductions for the offering period amount to $300.00, you would be able to purchase 35 shares (300 / 8.50). The balance of $2.50 would be held in your account for the next offering period.

     There is also a limit on the number of shares available under the Purchase Plan. If this limit is reached, the available shares will be allocated on a pro rata basis.

MAY I BEGIN PARTICIPATING IN THE MIDDLE OF AN OFFERING PERIOD?

     No. To participate in an offering period, you must enroll before the beginning of that offering period.


MAY I INCREASE OR DECREASE MY PAYROLL DEDUCTIONS DURING AN OFFERING PERIOD?

     Yes. You may increase or decrease your rate of payroll deductions during an offering period by submitting a new subscription agreement.


MAY I WITHDRAW FROM THE PURCHASE PLAN AT ANY TIME?

     Yes. If you find it necessary to withdraw from the Purchase Plan, simply complete the CompuRAD, Inc. 1996 Employee Stock Purchase Plan Notice of Withdrawal Form and send it to the Company's payroll office prior to the end of the offering period. Your payroll deductions will stop, and you will be issued a check for the balance in your account within a reasonable time period. If you do withdraw from the Purchase Plan, you cannot rejoin until the next offering period.


WHAT HAPPENS TO THE SHARES PURCHASED?

     As promptly as practicable after the close of each offering period, a certificate representing the shares purchased will be delivered to you.


WHAT RECORDS WILL I RECEIVE REGARDING MY ACCOUNT?

     You will receive a statement of your account at least once a year. The statement will summarize your total contribution, per share purchase price, the number of shares purchased and any remaining cash balance.


DO I RECEIVE INTEREST ON MY PAYROLL DEDUCTIONS?

     No.


WHAT HAPPENS IF I GO ON A LEAVE OF ABSENCE OR ON LONG-TERM DISABILITY?

     Generally, if at any time you cease to be actively employed by the Company or a designated subsidiary for a period of more than 90 days, you will be withdrawn from the Purchase Plan and the payroll deductions accumulated in your account will be returned to you. You may rejoin the

Purchase Plan on your return to active status by filing a new subscription agreement through the normal enrollment process.


HOW IS THE PURCHASE PLAN ADMINISTERED?

     The Purchase Plan is administered, at the Company's expense, by the Board of Directors of the Company or a committee of members of the Board appointed by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board of Directors or its committee, whose decisions are final and binding upon all participants.

     Members of the board are elected by the shareholders for terms of approximately one year and may be removed from office upon a sufficient vote of shareholders. Members of the board or committee receive no additional compensation for administering the plans.


HOW DOES THE COMPANY USE THE FUNDS FROM THE STOCK PURCHASE PLAN?

     All funds held by the Company under the Purchase Plan may be used by the Company for any corporate purpose. Funds received by the Company upon the purchase of shares under the Purchase Plan will be added to the Company's general funds and used for working capital purposes.


WHAT HAPPENS IF THERE IS A STOCK SPLIT, STOCK DIVIDEND, OR OTHER CHANGE AFFECTING THE COMPANY'S COMMON STOCK?

     The number of shares reserved under the Purchase Plan will be increased proportionately in the event of a stock split or stock dividend. In the event of any other change affecting the Company's Common Stock, the board of directors of the Company will make the necessary adjustments.


CAN THE PURCHASE PLAN BE AMENDED?

     Yes, the Board of Directors of the Company may amend the Purchase Plan, except that certain amendments require shareholder approval.


CAN MY RIGHTS TO PURCHASE STOCK WITH PAYROLL DEDUCTIONS BE ASSIGNED TO ANYONE ELSE?

     No.

WHAT RESTRICTIONS MIGHT APPLY TO THE RESALE OF THE SHARES I ACQUIRE?

     Certain officers and directors of the Company may be deemed to be "affiliates" of the Company as that term is defined under the Securities Act of 1933. Common Stock acquired under the Purchase Plan by an affiliate may only be reoffered or resold pursuant to an effective registration statement or pursuant to Rule 144 promulgated under the Securities Act or another exemption from the registration requirements of the Securities Act. Such reoffers or resales may not be made in reliance on the Registration Statement filed in connection with the shares of Common Stock issued as described in this Purchase Plan Summary.

                 EMPLOYEE STOCK PURCHASE PLAN TAX IMPLICATIONS


     The discussion below summarizes the federal income tax consequences of the grant and exercise of a stock option under an Employee Stock Purchase Plan, as defined in Section 423 of the Code. It also summarizes the tax consequences of the subsequent sale or other disposition of shares acquired under such options. This summary is not intended to be exhaustive and may not cover all tax aspects of every situation.


First Day of the Offering Period
--------------------------------

     You are not taxed at the beginning of the offering period.


Date of Purchase of Stock
-------------------------

     You are not taxed when shares are purchased for you at the end of the offering period, even though your purchase price will be the lower of 85% of the fair market value on the first or last day of the offering period.


Date of Sale of Shares
----------------------

     If you sell your shares two years or more after the beginning of the offering period (the "Statutory Holding Period"):

     1. At the time you sell the shares, any gain up to 15% of the market value of the shares at the beginning of the offering period is taxable as ordinary income, and any further gain is taxable as long-term capital gain.

     2.   Any loss is treated as long-term capital loss.

     If you sell your shares before the end of the Statutory Holding Period:

     1. At the time you sell the shares, the difference between your purchase price and the fair market value of the shares on the date of purchase is taxable as ordinary income.

     2. The difference between the amount you receive on the sale of the shares and the fair market value of the shares on the date of purchase is taxable as capital gain or loss.

Tax Deduction by Company
------------------------

     If you sell your shares before the end of the Statutory Holding Period, the Company is entitled to a tax deduction corresponding to the ordinary income you recognize under the rules discussed above. For this reason, when you sell any shares you purchase under the Employee Stock Purchase

Plan, you must notify the Company in writing within 30 days of the sale. At any time, the Company may, but will not be obligated to, withhold from your compensation the amount necessary for the Company to meet applicable withholding obligations.


Disposition Other than Sale
---------------------------

     If you give away or otherwise dispose of your shares before the end of the Statutory Holding Periods, the difference between your purchase price for the shares and their fair market value on the date of purchase is taxable to you as
                                                                         ---
ordinary income. If you give away or otherwise dispose of the shares after the Statutory Holding Periods have elapsed, an amount up to 15% of the market value of the shares at the beginning of the offering period is taxable to you as ordinary income.


Tax Consultation
----------------

     SINCE TAX IMPLICATIONS OF THE EMPLOYEE STOCK PURCHASE PLAN CAN BE COMPLEX, WE SUGGEST THAT YOU CONTACT YOUR TAX ADVISOR WITH QUESTIONS SPECIFIC TO YOUR SITUATION.

                     INFORMATION INCORPORATED BY REFERENCE

     The following documents and information previously filed by the Company with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996, filed pursuant to Section 13 of the Exchange Act.

     (b) The Company's Final Prospectus filed as part of a Registration Statement on Form SB-2 (Reg. No. 333-5296-LA) which became effective on August 27, 1996.

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on August 7, 1996.

     (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

                                 COMPURAD, INC.
                   REGISTRATION STATEMENT ON FORM S-8 AND S-3

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. of Form S-8.  Incorporation of Documents by Reference
                      ---------------------------------------

   There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed by CompuRAD, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"):

   1. The Company's Registration Statement on Form SB-2 (File No. 333-5296-LA) under the Securities Act of 1933, in the form declared effective on August 27, 1996.

   2. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on August 7, 1996 filed pursuant to Section 12 of the Securities Exchange Act of 1934.

   3. The Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1996.

   4. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4. of Form S-8.  Description of Securities.
                      -------------------------

   Not applicable.

Item 5. of Form S-8.  Interests of Named Experts and Counsel.
                      --------------------------------------

   Not applicable.

Item 6. of Form S-8.  Indemnification of Directors and Officers.
                      -----------------------------------------

      The Company's Certificate of Incorporation and Bylaws contain certain provisions relating to the limitation of liability and indemnification of directors and officers. The Company's Certificate of Incorporation provides that directors of the Company may not be held personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, relating to prohibited dividends, distributions and repurchases or redemptions of stock, or (iv) for any transaction from which the director derives an improper benefit. However, such limitation does not limit the availability of non-monetary relief in any action or proceeding against a director. In addition, the Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent authorized by Delaware law.

      The Company has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Company's Bylaws. These agreements, among other things, indemnify the Company's directors and executive officers for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company arising out of such person's services as a director or executive officer of the Company, a subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

Item 7. of Form S-8.  Exemption from Registration Claimed.
                      -----------------------------------

   The 712,500 shares of Common Stock to be resold by the Selling Stockholders named in the Prospectus prepared in accordance with Form S-3 were issued by the Company to the Selling Stockholders pursuant to an exemption from registration under the Securities Act, by virtue of Rule 144 thereof. The shares were purchased pursuant to privately negotiated Stock Subscription Agreements in connection with the Selling Stockholders' employment with the Company and other agreements entered into by the stockholders and the Company. The Selling Stockholders have represented their intention to acquire the securities for investment only and not with a view to the distribution thereof, and their agreement with the Company requires appropriate legends to be affixed to the stock certificates representing the shares so purchased. The Selling Stockholders had access, by means of their employment relationship with the Company, to sufficient information to make an informed investment decision.


Item 8. of Form S-8.  Exhibits.
                      --------

  Exhibit
  Number                                 Document
----------    ----------------------------------------------------------------
 4.1*          Stock Option Plan

 4.2*          1996 Stock Option Plan

 4.3*          1996 Employee Stock Purchase Plan

 5.1           Opinion of Counsel as to legality of securities being registered

23.1           Consent of Ernst & Young, L.L.P., Independent Auditors

23.2           Consent of Counsel (contained in Exhibit 5.1)

24.1           Power of Attorney (see page II-4)
---------
* Incorporated by reference to exhibits filed with the Company's Registration Statement on Form SB-2 (File No. 333-5296-LA), in the form declared effective on August 27, 1996.

Item 9. of Form S-8.  Undertakings.
                      ------------

      The Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the Company pursuant to the items described in Item 6 of
Part II of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, CompuRAD, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucson, State of Arizona, on the 21st day of March, 1997.

                           CompuRAD, INC.


                           By:     /s/ Phillip Berman, M.D.
                               -------------------------------
                                       Phillip Berman, M.D.
                                       President and Chief Executive Officer

                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip Berman and Ronald Michaels and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8 and S-3, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                      Title                           Date
--------------------------    ---------------------------------   --------------

/s/ Phillip Berman, M.D.       President, Chief Executive         March 21, 1997
--------------------------     Officer and Director
Phillip Berman, M.D.           (Principal Executive Officer)


/s/ Ronald Michaels            Executive Vice President           March 21, 1997
--------------------------     and Director
Ronald Michaels


/s/ Cary Cole                  Vice President, Sales              March 21, 1997
--------------------------     and Director
Cary Cole


/s/ Henky Wibowo               Vice President, Engineering        March 21, 1997
--------------------------     and Director
Henky Wibowo


/s/ Kevin Donovan              Vice President, Finance,           March 21, 1997
--------------------------     Chief Financial Officer
Kevin Donovan

                                 COMPURAD, INC.
                   REGISTRATION STATEMENT ON FORM S-8 AND S-3

                               INDEX TO EXHIBITS
                               -----------------

Exhibit
Number                                  Description
-------     -----------------------------------------------------------------
 4.1*       Stock Option Plan

 4.2*       1996 Stock Option Plan

 4.3*       1996 Employee Stock Purchase Plan

 5.1        Opinion of Counsel as to legality of securities being registered

23.1        Consent of Ernst & Young, L.L.P., Independent Auditors

23.2        Consent of Counsel (contained in Exhibit 5.1)

24.1        Power of Attorney (see page II-4)
----------
* Incorporated by reference to exhibits filed with the Company's Registration Statement on Form SB-2 (File No. 333-5296-LA), in the form declared effective on August 27, 1996.